UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2022
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
________________________________________________

DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01.	Entry into a Material Definitive Agreement.
The information contained in Item 2.03 of this Current Report on Form 8-K (the “Current Report”) is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.
On April 11, 2022, Masimo Corporation (“Masimo” or the “Company”) paid off all obligations owing, and terminated the commitments, under that certain Credit Agreement, dated as of December 17, 2018, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On April 11, 2022, Masimo completed its previously announced acquisition of Viper Holdings Corporation (“Viper”) pursuant to that certain Agreement and Plan of Merger, dated as of February 15, 2022 (the “Merger Agreement”), by and among the Company, Viper, Sonic Boom Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), and, solely in its capacity as the Seller Representative, Viper Holdings, LLC (Sound United Series). Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Viper, with Viper surviving as a wholly-owned subsidiary of the Company (the “Merger”).
Masimo funded the acquisition and transactions relating thereto with cash on hand and by drawing on a new credit facility as disclosed in Item 2.03 below.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Masimo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2022, and is incorporated herein by reference.

Item 2.03.....Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On April 11, 2022, 2022, in connection with the closing of the transactions contemplated by the Merger Agreement, the Company entered into a Credit Agreement (the “Credit Facility”) with financial institutions party thereto as initial lenders (collectively, the “Initial Lenders”), Citibank, N.A., as Administrative Agent, Citibank, N.A., JPMorgan Chase Bank, N.A., Bank of the West and BOFA Securities, Inc., as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., Bank of the West and BOFA Securities, Inc., as co-syndication agents. JPMorgan Chase Bank, N.A. is the agent and lender under the Company’s revolving credit facility, which is being terminated in connection with entry into the Credit Facility, as described in Item 1.02 of this Current Report. The Credit Facility provides for an unsecured term loan of $300.0 million (the “Term Loan”) and $500.0 million of ongoing unsecured revolving commitments (the “Revolver”), with an option, subject to certain conditions, for the Company to increase the aggregate borrowing capacity by an additional $400.0 million (plus additional unlimited amounts if certain incurrence tests are met) in the future with the Initial Lenders and additional lenders, as required.
The Credit Facility also provides for a sublimit of up to $50.0 million for the issuance of letters of credit. All unpaid principal under the Credit Facility will become due and payable on April 11, 2027. Proceeds from the Term Loan have been used to consummate the Merger, and proceeds from the Revolver are expected to be used for general corporate, capital investment and working capital needs.
Borrowings under the Credit Facility will be deemed, at the Company’s election, either: (a) an Alternate Base Rate (“ABR”) Loan, which bears interest at the ABR, plus a spread of 0.000% to 0.750% based upon a Company leverage ratio, or (b) a Term SOFR Loan, which bears interest at the Adjusted Term SOFR Rate (as defined below), plus a spread of 1.000% to 1.750% based upon a Company net leverage ratio. Pursuant to the terms of the Credit Facility, the ABR is equal to the greatest of (i) the prime rate, (ii) the Federal Reserve Bank of New York effective rate plus 0.50%, and (iii) the one-month Adjusted Term SOFR plus 1.0%. The Adjusted Term SOFR Rate is equal to the Term SOFR Rate (as defined in the Credit Facility) for the applicable interest period plus a spread adjustment of 0.10%, 0.15% and 0.25% for the interest periods ending one, three and six months, respectively.
The Company is also obligated under the Credit Facility to pay an unused fee ranging from 0.150% to 0.275% per annum, based upon a Company leverage ratio, with respect to any unutilized portion of the Credit Facility.

Pursuant to the terms of the Credit Facility, the Company is subject to certain covenants, including financial covenants related to a net leverage ratio and an interest charge coverage ratio, and other customary negative covenants. The Credit Facility also includes customary events of default which, upon the occurrence of any such event of default, provide the Initial Lenders (and any additional lenders) with the right to take either or both of the following actions: (a) immediately terminate the commitments, and (b) declare the loans then outstanding immediately due and payable in full.
The foregoing description of the Credit Facility is a summary of certain terms of the Credit Facility, does not purport to be complete, and is qualified in its entirety by reference to the Credit Facility, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2022.

Item 5.02.....Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the closing of the Merger, Kevin P. Duffy was appointed as the Company’s President, Consumer Division, effective April 11, 2022. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Duffy.
Prior to joining Masimo, Mr. Duffy was the Chief Executive Officer of DEI Holdings, Inc. (“DEI”), a wholly owned subsidiary of Viper, since August 2016. Mr. Duffy joined DEI in 2003 and served in a variety of roles, including Chief Financial Officer, President of Directed Electronics, Senior Vice President of Corporate Development, Marketing, and Investor Relations. Prior to joining DEI, Mr. Duffy worked for ThinkTank Holdings LLC, a private investment firm, and for one of its portfolio companies as Executive Vice President. Mr. Duffy’s previous experience includes serving as Director of Strategy at Clarion Corporation of America, as well as consulting with Bain & Company and Deloitte & Touche LLP. Mr. Duffy serves as a member of the Board of Directors of the Sound Start Foundation. Mr. Duffy holds a B.A. in Economics from Princeton University and a M.B.A. from Stanford University Graduate School of Business.
Effective April 11, 2022, the Company entered into an employee offer letter with Mr. Duffy (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Duffy’s annualized salary will be $600,000, he will have an annual target bonus of 100% of his base salary and Mr. Duffy will receive a 12-month cash retention bonus in the amount of $400,000. Pursuant to the Merger, certain severance-related provisions contained in the Fifth Amended and Restated Employment Agreement made and entered into as of November 30, 2017, by and between DEI and Mr. Duffy (the “Employment Agreement”) will continue pursuant to their terms.
In connection with Mr. Duffy’s appointment as the Company’s President, Consumer Division, Mr. Duffy was granted an award of restricted stock units having a grant date fair value of $2,640,000 (the “RSU”), under the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”). The shares subject to the RSU will vest over a five year period, with 20% of the shares subject to the RSU vesting on each one-year anniversary of the RSU grant date, subject to Mr. Duffy’s continued employment with the Company. Mr. Duffy was also granted an award of performance restricted stock units having a grant date fair value of $7,920,000 (the “PRSU”), under the 2017 Plan. The shares subject to the PRSU will vest upon satisfaction of certain performance milestones, subject to Mr. Duffy’s continued employment with the Company.
The Company also entered into an indemnification agreement with Mr. Duffy in the same form as its standard form of indemnity agreement with its other executive officers.
The foregoing descriptions of the Offer Letter and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letter and the Employment Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On April 11, 2022, Masimo issued a press release announcing the completion of the acquisition of Viper. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report.
The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
Audited historical combined financial statements for Viper will be filed in an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this initial Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
Pro forma financial information relating to the acquisition of Viper will be filed in an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.
(d) Exhibits
The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
10.1	Offer Letter, dated April 1, 2022, between the Company and Kevin P. Duffy
10.2	Fifth Amended and Restated Employment Agreement made and entered into as of November 30, 2017, by and between DEI Holdings, Inc. and Kevin P. Duffy
99.1	Press release, Dated April 12, 2022, Announcing the Completion of the Sound United Acquisition
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: April 12, 2022	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)